Exhibit 99.1

Panera Bread Announces Evolution in Leadership and Share Repurchase Program

Highlights
•	Ron Shaich to Become Executive Chairman of Board of Directors Effective May 13, 2010 (at next Annual Meeting)
•	EVP, co-COO Bill Moreton to Become President, CEO and Board Member Simultaneously
•	Company Announces Three-Year, $600 Million Share Repurchase Program

RICHMOND HEIGHTS, MO, November 17, 2009 –

Ron Shaich to Become Executive Chairman of the Board of Directors

Panera Bread Company (NASDAQ:PNRA) has announced that Chief Executive Officer Ron Shaich will become Executive Chairman of the Board at the adjournment of the Company’s next annual meeting (expected to occur on May 13, 2010).

Ron Shaich commented: “I have long harbored desires to contribute to the broader world beyond Panera. This is something that has been in discussion for several years between me, the Board and the senior management team. Given my responsibilities to Panera, I have not had the time to explore how I might contribute beyond Panera. I feel confident doing so now that we have someone ready to assume the role of CEO and given the strength of our management team.”

Shaich continued: “Bill has had a relationship with our company for over a decade. We share similar values, experiences and the commitment to building a company we are proud of. I know Bill and our team are prepared and ready to continue doing just that. We have a transition in place that represents continuity.”

At the conclusion of this transition, Shaich will continue to devote a significant amount of time to Panera as Executive Chairman of the Board. He will continue advising on strategic issues, providing advice and support to the company’s key leaders and mentoring marketing and concept initiatives. Shaich will also take on key projects for the Company.

“I couldn’t be more proud of what we have accomplished,” Shaich concluded. “In many ways, I see this step as an affirmation of what we have created at Panera. I never would have been able to reach this point if I did not feel I had learned so much from my experiences at Panera and if I did not have full confidence in the team we have created and their immense capabilities.”

“My love and affection for the people of Panera will never change,” Shaich said. “This is not about me leaving Panera, but rather it is my attempt to take what I have learned at Panera to the broader world.”

Shaich co-founded Panera 28 years ago under its original name Au Bon Pain Co., Inc. The Company has been publicly traded since June 1991 and was renamed Panera Bread in May 1999. Since going public eighteen years ago, the Company’s stock price has increased 13-fold. Panera has been the best performing restaurant stock in the Russell 1000 over the past decade (as of November 16, 2009) and its stock has performed among the top 1% of all companies in the Russell 1000 for the same ten year period.

Bill Moreton to Become President, CEO and Board Member

Panera Bread Company has announced that Bill Moreton, the Company’s Executive Vice President and co-Chief Operating Officer, will become President and CEO and a member of the Board of Directors effective at the adjournment of the Company’s next annual meeting (expected to occur on May 13, 2010).

Moreton has had over a ten year relationship with the Company. From 1998 to 2003, Moreton served as Panera Bread’s Executive Vice President, Chief Financial and Administrative Officer. He then rejoined Panera in November of 2008 as Panera’s Executive Vice President and co-Chief Operating Officer.

Prior to re-joining Panera, Moreton served as President and Chief Financial Officer of Potbelly Sandwich Works. He also previously served as Executive Vice President, Subsidiary Brand Management and Chief Executive officer of the Baja Fresh subsidiary for Wendy’s, where he assisted with strategy and growth of developing brands.

Bill Moreton commented: “I will assume the role of CEO with equal parts excitement, honor, pride and a deep sense of responsibility to our customers, our entire organization and our shareholders. I’m very confident that with the help of our management team, our franchise partners and our thousands of Panera managers and associates, Panera will continue on the successful journey it has been on for the last two decades.”

$600 Million Share Repurchase Program

The Company also announced today that its Board of Directors had approved a three year share repurchase program of up to $600 million. The repurchases may commence as soon as November 20, 2009, and will be effected from time to time on the open market or in privately negotiated transactions and may make such repurchases under a Rule 10b5-1 Plan. The share repurchase program and the Board’s authorization of the program may be modified, suspended, or discontinued at any time.

“We continue to look for opportunities to deploy our capital to drive earnings growth and shareholder returns,” said Senior Vice President, Chief Financial Officer Jeff Kip. “Although investing in our core business remains our number one priority, the Board’s approval of this program is a vote of confidence on the growth potential of Panera and its ability to continue to generate cash flow and deploy that cash to generate appropriate returns. As a result, we will opportunistically return our cash to shareholders under this program.”

The Company will hold a conference call on Wednesday, November 18, 2009 at 8 a.m. CT/9 a.m. EST to discuss this release.

Call-in Number: 877-397-0298
Conference Code: 8104659

An audio version will be available on www.panerabread.com following the call.

Please contact Michele Harrison, VP, Investor Relations, at (314) 633-4282 with investor and media inquiries.

Panera Bread Company owns and franchises 1,362 bakery-cafes as of September 29, 2009 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu with zero grams artificial trans fat per serving, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Canada, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, http://www.panerabread.com.

Matters discussed in this news release, including any discussion of the share repurchase program, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; changes in consumer spending habits as a result of an extended economic downturn; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with acquisitions; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 30, 2008 and its quarterly reports on Form 10-Q.